CONTACT:
Mark Donohue
(908) 409-6718

AMNEAL REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

‒ Q1 2019 Net Revenue of $446 Million; GAAP Loss per share of $0.37; Combined Adjusted Diluted EPS(1) of $0.14 ‒
‒ Continued Progress in Diversifying Portfolio and Optimizing Business ‒
‒ Reaffirming Full Year 2019 Financial Guidance ‒

BRIDGEWATER, NJ, May 9, 2019 - Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (the “Company”) announced its results today for the first quarter ended March 31, 2019.

Summary of GAAP and Non-GAAP Combined and Adjusted Results
(Unaudited; In thousands, except per share amounts)

	Three Months Ended
	March 31, 2019	March 31, 2018	Year/ Year Variance
GAAP Results(2)
Net revenue	$446,120	$275,189	62.1%
Net (loss) income	$(124,752)	$51,652	(341.5)%
Diluted loss per share attributable to Amneal Pharmaceuticals, Inc.	$(0.37)	N/A	N/A

Non-GAAP Results(1)(3)
Combined net revenue	$446,120	$425,130	4.9%
Combined adjusted net income	$42,165	$41,846	0.8%
Combined adjusted EBITDA	$111,967	$95,880	16.8%
Combined adjusted diluted EPS	$0.14	$0.14	—%

(1) See “Non-GAAP Financial Measures” below.
(2) GAAP results prior to May 4, 2018 reflect the results of Amneal Pharmaceuticals LLC only.
(3) For March 31, 2018, assumes the combination between Amneal Pharmaceuticals LLC and Impax Laboratories, LLC, and the acquisition of Gemini Laboratories, LLC, excluding the impact of financing and acquisition accounting adjustments, occurred on January 1, 2018.

Executive Commentary

"Amneal is off to a good start in 2019 as we continue to optimize our business and diversify our portfolio," said Rob Stewart, President and CEO of Amneal. "We increased generics first quarter combined net revenue(1) by 7% year over year driven by the addition of Levothyroxine, the benefit of more than 40 product launches last year and the launch of six new products this year. We also took steps forward in our efforts to expand our portfolio into complex dosage forms, highlighted by the approval and launch of our first generic transdermal product, generic Exelon® Patch."

"We further sharpened our focus on our core business by divesting our UK commercial business in late March and our German business earlier this month. These portfolio moves enable us to concentrate time and resources on growing our position in the U.S. market. In addition, we strengthened our experienced management team with the appointment of several key senior leaders who will play important roles in optimizing our business to position Amneal for sustainable, long-term growth."

"Looking ahead, we are continuing our focused efforts to streamline our operations and accelerate savings as we drive organic growth and pursue external growth opportunities. For the remainder of the year, we expect to see improved profitability through decreased spending within COGS, SG&A and R&D, combined with an increase in revenues as new product launches accelerate in the back half of the year."

Basis of Presentation

The Company's financial results are presented in accordance with U.S. GAAP. As used in this press release, the term "actual" or "reported"refers to measures under the accounting principles generally accepted in the United States. The Company has two reportable segments, Generics and Specialty, and does not allocate general corporate services to either segment.

First Quarter 2019 Performance

Net revenue in the first quarter of 2019 was $446 million, an increase of 62.1% compared to the prior year period, primarily due to the combination with Impax and the acquisition of Gemini in May 2018, as well as the benefit of new generic product launches throughout 2018 and into 2019. Net loss was $125 million in the first quarter of 2019 compared to net income of $52 million in the first quarter of 2018, primarily attributable to $76 million of intangible asset impairment charges, incremental expenses related to the combination with Impax and acquisition of Gemini, site closure costs of $10 million and royalties of $21 million. Additionally, the Company incurred $22 million of incremental interest expense, $14 million of unfavorable foreign exchange impact and $6 million of restructuring and other charges. Diluted EPS in the first quarter of 2019 was a loss of $0.37. Diluted EPS in the first quarter of 2018 is not available as Amneal Pharmaceuticals LLC was a privately-held company for the period presented.

Combined net revenue(1) in the first quarter of 2019 was $446 million, an increase of 4.9% compared to the prior year period, due to an increase in net revenue from the Generics segment. Combined adjusted net income(1) in the first quarter of 2019 was $42 million, an increase of 0.8% compared to the prior year period. Combined adjusted EBITDA(1) in the first quarter of 2019 was $112 million, an increase of 16.8% compared to the prior year period. The increase in combined adjusted EBITDA(1) was primarily due to higher revenues and cost synergies from the combination with Impax. Combined adjusted diluted EPS in the first quarter of 2019 was $0.14, compared to $0.14 in the first quarter of 2018, primarily due to higher revenues offset by incremental interest expense of $12 million, net of tax, or approximately $0.04 per diluted share in the current year period related to the combination with Impax.

(1) See “Non-GAAP Financial Measures” below.

Amneal Pharmaceuticals, Inc.
Reconciliation of Generics Operating (Loss) Income to Generics Combined Operating Loss
(Unaudited; In thousands)

Generics	Three months ended March 31, 2019			Three months ended March 31, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net revenue - Generics	$382,477	$—	$382,477	$275,189	$81,242	$356,431
Cost of goods sold	278,878	—	278,878	130,594	93,137	223,731
Cost of goods sold impairment charges	53,297	—	53,297	—	—	—
Gross profit	50,302	—	50,302	144,595	(11,895)	132,700
Selling, general, and administrative	24,148	—	24,148	11,203	2,994	14,197
Research and development	50,151	—	50,151	44,209	9,639	53,848
In-process research and development impairment charges	22,787	—	22,787	—	—	—
Restructuring and other charges	2,081	—	2,081	—	—	—
Litigation, settlements and related charges	—	—	—	—	89,159	89,159
Intellectual property legal development expenses	3,121	—	3,121	4,576	23	4,599
Acquisition, integration and transaction related expenses	2,597	—	2,597	—	—	—
Operating (loss) income	$(54,583)	$—	$(54,583)	$84,607	$(113,710)	$(29,103)

Gross margin	13.2%		13.2%	52.5%	(14.6%)	37.2%
Adjusted gross profit (Non-GAAP)(4)	$162,276	$—	$162,276	$146,355	$4,936	$151,291
Adjusted gross margin (Non-GAAP)(5)	42.4%	—%	42.4%	53.2%	6.1%	42.4%
Adjusted operating income (Non-GAAP)	$96,819	$—	$96,819	$87,463	$(5,413)	$82,050
(4) Adjusted gross profit and combined adjusted gross profit are calculated as net revenue less adjusted cost of goods sold. See Non-GAAP reconciliations below for calculation of adjusted cost of goods sold.
(5) Adjusted gross margin is calculated as adjusted gross profit divided by combined net revenue.

Generics net revenue of $382 million increased 39.0% for the first quarter of 2019 compared to the prior year period. The increase is primarily attributable to the combination with Impax, the contribution from more than 40 new product launches throughout 2018 and six in 2019, and favorable volume growth driven by sales of Levothyroxine, Guanfacine and Hydroproxyprogesterone Caproate Injection, partially offset by declines in sales of Oseltamivir and Aspirin Dipyridamole ER Capsules due to lower volumes and pricing pressure. Generics combined net revenue(1) in the first quarter of 2019 was $382 million, an increase of 7.3% compared to the prior year period, primarily due to favorable volume growth as noted above.

Generics gross margin for the first quarter of 2019 was 13.2% compared to 52.5% for the first quarter of 2018. The decrease was primarily related to a $53 million impairment charge associated with two marketed products as a result of significant price erosion during the first quarter of 2019, due to new competition entering the market, resulting in significantly lower expected future cash flows from those products, $36 million of expenses related to the Levothyroxine transition agreement with Lannett and incremental expenses related to the combination with Impax, including royalties of $21 million, site closure costs of $10 million, and amortization of intangible assets of $9 million. Generics combined adjusted gross margin(1) for the first quarter of 2019 was 42.4% compared to 42.4% for the first quarter of 2018.

Generics operating income for the first quarter of 2019 was a loss of $55 million compared to operating income of $85 million for the first quarter of 2018, primarily due to the charges and expenses as noted above, as well as an additional $23 million of in-process research and development impairment charges and $3 million of integration related expenses. Generics combined adjusted operating income(1) for the first quarter of 2019 was $97 million, an increase of 18.0% compared to $82 million in the prior year period, primarily due to increased revenue as noted above.

(1) See “Non-GAAP Financial Measures” below.

Amneal Pharmaceuticals, Inc.
Reconciliation of Specialty Operating Income to Specialty Combined Operating Income
(Unaudited; In thousands)

Specialty	Three months ended March 31, 2019			Three months ended March 31, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net revenue - Specialty:
Rytary®	$29,436	$—	$29,436	$—	$26,508	$26,508
Unithroid®	9,721	—	9,721	—	6,509	6,509
Zomig®	8,992	—	8,992	—	10,478	10,478
All other specialty products	15,494	—	15,494	—	25,204	25,204
Total net revenue - Specialty	63,643	—	63,643	—	68,699	68,699
Cost of goods sold	30,865	—	30,865	—	20,020	20,020
Gross profit	32,778	—	32,778	—	48,679	48,679
Selling, general, and administrative	21,327	—	21,327	—	20,235	20,235
Research and development	3,707	—	3,707	—	2,657	2,657
Intellectual property legal development expenses	1,045	—	1,045	—	—	—
Restructuring and other charges	178	—	178	—	—	—
Litigation, settlements and related charges	—	—	—	—	940	940
Acquisition, transaction-related and integration expenses	1,884	—	1,884	—	—	—
Operating income	$4,637	$—	$4,637	$—	$24,847	$24,847

Gross margin	51.5%	—	51.5%	—	70.9%	70.9%
Adjusted gross profit (Non-GAAP)(4)	$52,989	$—	$52,989	$—	$53,263	$53,263
Adjusted gross margin (Non-GAAP)(5)	83.3%	—%	83.3%	—%	77.5%	77.5%
Adjusted operating income (Non-GAAP)	$28,726	$—	$28,726	$—	$31,495	$31,495
(4) Adjusted gross profit and combined adjusted gross profit are calculated as net revenue less adjusted cost of goods sold. See Non-GAAP reconciliations below for calculation of adjusted cost of goods sold.
(5) Adjusted gross margin is calculated as adjusted gross profit divided by combined net revenue.

The Specialty segment is comprised of the Impax Specialty business acquired on May 4, 2018 and the Gemini Laboratories, LLC business acquired on May 7, 2018. Prior to these two transactions, Amneal did not have a Specialty segment.

Specialty combined net revenue(1) in the first quarter of 2019 was $64 million, a decrease of 7.4% compared to the prior year period, driven primarily by lower revenue from Albenza® as a result of the loss of exclusivity in September of 2018, partially offset by higher revenue from Rytary® and Unithroid®.

Specialty combined gross margin(1) for the first quarter of 2019 was 51.5% compared to 70.9% for the prior year period, driven primarily by higher amortization expense. Specialty combined adjusted gross margin(5) was 83.3% for the first quarter of 2019 compared to 77.5% in the prior year period, primarily due to product sales mix.

Specialty combined operating income(1) for the first quarter of 2019 was $5 million, a decrease of $20 million compared to the prior year period, primarily due to higher amortization expenses and lower revenue as noted above. Specialty combined adjusted operating income(1) for the first quarter of 2019 was $29 million, a decrease of $2 million compared to the prior year period, primarily due to lower revenue.

(1) See “Non-GAAP Financial Measures” below

Corporate and Other Information
(Unaudited; In thousands)

	Three months ended March 31, 2019			Three months ended March 31, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
General and administrative	$38,961	$—	$38,961	$13,918	$20,737	$34,655
Acquisition, transaction-related and integration expenses	1,551	—	1,551	7,135	6,544	13,679
Restructuring and other charges	3,902	—	3,902	—	4,900	4,900
Total general, administrative and other operating expenses	$44,414	$—	$44,414	$21,053	$32,181	$53,234

General and administrative and other operating expenses in the first quarter of 2019 increased to $44 million compared to $21 million in the prior year period, primarily due to the combinations with Impax and Gemini in 2018. General and administrative and other operating expenses on a combined basis in the first quarter of 2019 decreased to $44 million compared to $53 million in the prior year period, primarily due to lower acquisition, transaction-related and integration expenses.

2019 Financial Outlook

Amneal’s full year 2019 estimates are based on management's current expectations, including with respect to prescription trends, pricing levels, inventory levels, and the anticipated timing of future product launches and events. The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses, asset impairments and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for 2019.

Amneal is reaffrming its previously provided 2019 Outlook as follows:

Full Year 2019 Financial Guidance
Adjusted gross margin	47% - 50%
Adjusted R&D as a % of net revenue	9% - 10%
Adjusted SG&A as a % of net revenue	11% - 12%
Adjusted EBITDA	$600 million - $650 million
Adjusted diluted EPS	$0.94 - $1.04
Adjusted effective tax rate	19% - 21%
Capital expenditures	Approximately $100 million
Weighted average diluted shares outstanding	Approximately 300 million

Conference Call Information

Amneal will hold a conference call on May 9, 2019 at 8:30 a.m. Eastern Time to discuss its results. The call and presentation can also be accessed via a live Webcast through the Investor Relations section of Amneal’s Web site at
https://investors.amneal.com/investor-relations, or directly at https://event.on24.com/wcc/r/1898588/19E7D09970ECDA91F9B21D94F3CEC0AB. The number to call from within the United States is (866) 652-5200 and (412) 317-6060 internationally. A replay of the conference call will be available shortly after the call for a period of seven days. To access the replay, dial (877) 344-7529 (in the U.S.) and (412) 317-0088 (international callers). The access code for the replay is 10128077.

About Amneal

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is an integrated pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. The Company has approximately 6,000 employees in its operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

Amneal is one of the largest and fastest growing generic pharmaceutical manufacturers in the United States, with an expanding portfolio of generic products to include complex dosage forms in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system disorders and parasitic infections. For more information, visit www.amneal.com.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted net income per diluted share, adjusted gross profit, adjusted gross margin and adjusted operating income, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. In addition, this release includes these non-GAAP measures and our reported results on a non-GAAP combined basis to include the historical results of Impax and Gemini, not adjusted for financing and acquisition accounting impacts of the combination, as if the transaction closing dates had occurred on the first day of all periods presented herein. All combined business results presented in this release are not prepared in accordance with Article 11 of Regulation S-X. The calculation of Non-GAAP adjusted diluted earnings per share assumes the conversion of all outstanding shares of Class B Common Stock to shares of Class A Common stock.

Management uses these non-GAAP historical and combined measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company's operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company's operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management's performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results, and doing so on a combined basis facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operation and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, the combined results may not represent what our combined results of operations and financial position would have been had the transactions occurred on the dates indicated, nor are they intended to project our combined results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, diluted earnings per share or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, among other things, future operating results and financial performance, product development and launches, integration strategies and resulting cost reduction, market position and business strategy. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,”

“intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Amneal Pharmaceuticals, Inc. (the “Company”). Such risks and uncertainties include, but are not limited to: the impact of global economic conditions; our ability to integrate the operations of Amneal Pharmaceuticals LLC and Impax Laboratories, LLC pursuant to the business combination completed on May 4, 2018, and our ability to realize the anticipated synergies and other benefits of the combination; our ability to successfully develop and commercialize new products; our ability to obtain exclusive marketing rights for our products and to introduce products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to manage our growth; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including United States federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third party suppliers and distributors for raw materials for our products and certain finished goods; our dependence on third party agreements for a portion of our product offerings; our ability to make acquisitions of or investments in complementary businesses and products on advantageous terms; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by a group of stockholders. A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov, www.amneal.com or on request from the Company.

Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Trademarks referenced herein are the property of their respective owner.
# # #

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(Unaudited; In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Net revenue	$446,120	$275,189
Cost of goods sold	309,743	130,594
Cost of goods sold impairment charges	53,297	—
Gross profit	83,080	144,595
Selling, general and administrative	84,436	25,121
Research and development	53,858	44,209
In-process research and development impairment charges	22,787	—
Acquisition, transaction-related and integration expenses	6,032	7,135
Restructuring and other charges	6,161	—
Intellectual property legal development expenses	4,166	4,576
Operating (loss) income	(94,360)	63,554
Other (expense) income:
Interest expense, net	(43,281)	(21,051)
Foreign exchange (loss) gain, net	(5,464)	8,565
Gain on sale of international business	8,818	—
Other income, net	1,107	948
Total other expense, net	(38,820)	(11,538)
(Loss) income before income taxes	(133,180)	52,016
(Benefit from) provision for income taxes	(8,428)	364
Net (loss) income	(124,752)	51,652
Less: Net income attributable to Amneal Pharmaceuticals LLC pre-Combination	—	(51,535)
Less: Net loss (income) attributable to non-controlling interests	76,871	(117)
Net loss attributable to Amneal Pharmaceuticals, Inc.	$(47,881)	$—

Net loss per share attributable to Amneal Pharmaceuticals, Inc.'s common stockholders:
Class A and Class B-1 basic and diluted	$(0.37)

Weighted-average common shares outstanding:
Class A and Class B-1 basic and diluted	127,687

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; In thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$63,946	$213,394
Restricted cash	2,797	5,385
Trade accounts receivable, net	640,212	481,495
Inventories	448,294	457,219
Prepaid expenses and other current assets	111,563	128,321
Related party receivables	1,156	830
Total current assets	1,267,968	1,286,644
Property, plant and equipment, net	514,414	544,146
Goodwill	421,640	426,226
Intangible assets, net	1,591,158	1,654,969
Deferred tax asset, net	382,941	373,159
Operating lease right-of-use assets	63,238	—
Operating lease right-of-use assets - related party	17,565	—
Financing lease right-of-use assets - related party	63,240	—
Other assets	62,422	67,592
Total assets	$4,384,586	$4,352,736

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$558,750	$514,440
Current portion of long-term debt, net	21,445	21,449
Current portion of operating lease liabilities	13,173	—
Current portion of operating and financing lease liabilities - related party	3,234	—
Related party payables	2,928	17,695
Current portion of financing obligation - related party	—	266
Total current liabilities	599,530	553,850
Long-term debt, net	2,625,152	2,630,598
Deferred income taxes	—	1,178
Liabilities under tax receivable agreement	193,499	192,884
Operating lease liabilities	51,200	—
Operating lease liabilities - related party	15,445	—
Financing lease liabilities - related party	62,256	—
Financing obligation - related party	—	39,083
Other long-term liabilities	37,723	38,780
Total long-term liabilities	2,985,275	2,902,523
Total stockholders' equity	799,781	896,363
Total liabilities and stockholders' equity	$4,384,586	$4,352,736

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(Unaudited; In thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(124,752)	$51,652
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	48,868	14,751
Amortization of Levothyroxine Transition Agreement	36,393	—
Unrealized foreign currency loss (gain)	6,490	(8,327)
Amortization of debt issuance costs	1,601	1,170
Gain on sale of international business	(8,818)	—
Intangible asset impairment charges	76,084	—
Deferred tax benefit	(9,884)	(512)
Stock-based compensation expense	4,347	—
Inventory provision	15,650	2,845
Other operating charges and credits, net	1,109	(3,431)
Changes in assets and liabilities:
Trade accounts receivable, net	(165,012)	4,981
Inventories	(14,180)	(47,589)
Prepaid expenses, other current assets and other assets	22,657	1,491
Related party receivables	(314)	5,215
Accounts payable, accrued expenses and other liabilities	695	15,325
Related party payables	656	(10,542)
Net cash (used in) provided by operating activities	(108,410)	27,029
Cash flows from investing activities:
Purchases of property, plant and equipment	(17,988)	(19,499)
Cash sold with international business	(3,478)	—
Net cash used in investing activities	(21,466)	(19,499)
Cash flows from financing activities:
Payments of principal on debt and capital leases	(6,750)	(3,543)
Payments of principal on financing lease - related party	(619)	—
Payments of financing obligation - related party	—	(63)
Proceeds from exercise of stock options	1,010	—
Capital contribution from non-controlling interest	—	360
Acquisition of non-controlling interest	(2,011)	—
Tax distribution to non-controlling interest	(13,494)	—
Distributions to members	—	(30,000)
Net cash used in financing activities	(21,864)	(33,246)
Effect of foreign exchange rate on cash	(296)	411
Net decrease in cash, cash equivalents, and restricted cash	(152,036)	(25,305)
Cash, cash equivalents, and restricted cash - beginning of period	218,779	77,922
Cash, cash equivalents, and restricted cash - end of period	$66,743	$52,617
Cash and cash equivalents - end of period	$63,946	$48,224
Restricted cash - end of period	2,797	4,393
Cash, cash equivalents, and restricted cash - end of period	$66,743	$52,617

Amneal Pharmaceuticals, Inc.
Reconciliation of Non-GAAP Combined Results of Operations
(Unaudited; In thousands)

	Three months ended March 31, 2019			Three months ended March 31, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net revenue:
Generics	$382,477	$—	$382,477	$275,189	$81,242	$356,431
Specialty	63,643	—	63,643	—	68,699	68,699
Total net revenue	446,120	—	446,120	275,189	149,941	425,130
Cost of goods sold	309,743	—	309,743	130,594	113,157	243,751
Cost of goods sold impairment charges	53,297	—	53,297	—	—	—
Gross profit	83,080	—	83,080	144,595	36,784	181,379
Selling, general and administrative	84,436	—	84,436	25,121	43,966	69,087
Research and development	53,858	—	53,858	44,209	12,296	56,505
In-process research and development impairment charges	22,787	—	22,787	—	—	—
Acquisition, transaction-related and integration expenses	6,032	—	6,032	7,135	6,544	13,679
Restructuring and other charges	6,161	—	6,161	—	4,900	4,900
Intellectual property legal development expenses	4,166	—	4,166	4,576	23	4,599
Litigation, settlements and related charges	—	—	—	—	90,099	90,099
Operating (loss) income	(94,360)	—	(94,360)	63,554	(121,044)	(57,490)
Other (expense) income:
Interest expense, net	(43,281)	—	(43,281)	(21,051)	(13,692)	(34,743)
Foreign exchange (loss) gain, net	(5,464)	—	(5,464)	8,565	921	9,486
Gain on sale of international business	8,818	—	8,818	—	—	—
Other income (expense), net	1,107	—	1,107	948	(624)	324
Total other expense, net	(38,820)	—	(38,820)	(11,538)	(13,395)	(24,933)
(Loss) income before income taxes	(133,180)	—	(133,180)	52,016	(134,439)	(82,423)
(Benefit from) provision for income taxes	(8,428)	—	(8,428)	364	(7,290)	(6,926)
Net (loss) income	(124,752)	—	(124,752)	51,652	$(127,149)	$(75,497)
Less: Net income attributable to Amneal Pharmaceuticals LLC pre-Combination	—	—	—	(51,535)
Less: Net loss (income) attributable to non-controlling interests	76,871	—	76,871	(117)
Net loss attributable to Amneal Pharmaceuticals, Inc.	$(47,881)	$—	$(47,881)	$—

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Reconciliations of Cost of Goods Sold to Combined Adjusted Cost of Goods Sold

Generics	Three months ended March 31, 2019			Three months ended March 31, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Cost of goods sold	$278,878	$—	$278,878	$130,594	$93,137	$223,731
Cost of goods sold impairment charges	53,297	—	53,297	—	—	—
Adjusted to deduct:
Amortization	10,751	—	10,751	1,760	9,889	11,649
Inventory related charges(6)	334	—	334	—	6,889	6,889
Acquisition and site closure expenses(7)	9,511	—	9,511	—	—	—
Asset impairment charges(8)	53,297	—	53,297	—	53	53
Stock-based compensation expense	596	—	596	—	—	—
Amortization of upfront payment(10)	36,393	—	36,393	—	—	—
Other	1,092	—	1,092	—	—	—
Adjusted cost of goods sold (Non-GAAP)	$220,201	$—	$220,201	$128,834	$76,306	$205,140

Specialty	Three months ended March 31, 2019			Three months ended March 31, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Cost of goods sold	$30,865	$—	$30,865	$—	$20,020	$20,020
Adjusted to deduct:
Amortization	20,211	—	20,211	—	4,584	4,584
Adjusted cost of goods sold (Non-GAAP)	$10,654	$—	$10,654	$—	$15,436	$15,436

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Reconciliations of Operating (Loss) Income to Combined Adjusted Operating Income

Generics	Three months ended March 31, 2019			Three months ended March 31, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Operating (loss) income	$(54,583)	$—	$(54,583)	$84,607	$(113,710)	$(29,103)
Adjusted to add (deduct):
Acquisition and site closure expenses(7)	18,785	—	18,785	—	—	—
Amortization	10,752	—	10,752	1,760	9,889	11,649
Inventory related charges(6)	334	—	334	—	6,889	6,889
Stock-based compensation expense	1,498	—	1,498	—	982	982
Asset impairment charges(8)	76,152	—	76,152	—	53	53
Restructuring and other charges(9)	2,081	—	2,081	—	—	—
Litigation, settlements and related charges(11)	—	—	—	—	89,159	89,159
Amortization of upfront payment (10)	36,393	—	36,393	—	—	—
R&D milestone payment	4,315	—	4,315	1,276	—	1,276
Other	1,092	—	1,092	(180)	1,325	1,145
Adjusted operating income (Non-GAAP)	$96,819	$—	$96,819	$87,463	$(5,413)	$82,050

Specialty	Three months ended March 31, 2019			Three months ended March 31, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Operating income	$4,637	$—	$4,637	$—	$24,847	$24,847
Adjusted to add:
Amortization	20,212	—	20,212	—	4,584	4,584
Acquisition and site closure expenses(7)	3,555	—	3,555	—	—	—
Stock-based compensation expense	144	—	144	—	1,124	1,124
Restructuring and other charges(9)	178	—	178	—	—	—
Adjusted operating income (Non-GAAP)	$28,726	$—	$28,726	$—	$31,495	$31,495

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands, except per share amounts)

Reconciliation of Net (Loss) Income to Combined Adjusted Net Income and Calculation of Adjusted Diluted EPS

	Three months ended March 31, 2019			Three months ended March 31, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net (loss) income	$(124,752)	$—	$(124,752)	$51,652	$(127,149)	$(75,497)
Adjusted to add (deduct):
Non-cash interest	1,601	—	1,601	1,170	6,864	8,034
GAAP Income tax (benefit) expense	(8,428)	—	(8,428)	364	(7,290)	(6,926)
Amortization	30,963	—	30,963	1,760	14,473	16,233
Stock-based compensation expense	4,347	—	4,347	—	4,816	4,816
Acquisition and site closure expenses(7)	28,202	—	28,202	7,135	6,544	13,679
Restructuring and other charges(9)	6,161	—	6,161	—	4,900	4,900
Inventory related charges(6)	334	—	334	—	6,889	6,889
Litigation, settlements and related charges(11)	—	—	—	—	90,099	90,099
Asset impairment charges(8)	76,600	—	76,600	—	53	53
Amortization of upfront payment(10)	36,393	—	36,393	—	—	—
Foreign exchange loss (gain)	5,464	—	5,464	(8,565)	(921)	(9,486)
Gain on sale of international business(12)	(8,818)	—	(8,818)	—	—	—
R&D milestone payments	4,315	—	4,315	1,276	—	1,276
Other	1,092	—	1,092	(2,045)	653	(1,392)
Income tax	(11,230)	—	(11,230)	(11,077)	245	(10,832)
Net income attributable to NCI not associated with our Class B shares	(79)	—	(79)	—	—	—
Adjusted net income (Non-GAAP)	$42,165	$—	$42,165	$41,670	$176	$41,846

Adjusted diluted EPS (Non-GAAP)(13)			$0.14

(13) Under the if-converted method, utilizes weighted average diluted shares outstanding of 298,957, which consists of Class A, Class B & Class B-1 shares.

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited, In thousands)

Reconciliation of Net (Loss) Income to EBITDA and Combined Adjusted EBITDA

	Three months ended March 31, 2019			Three months ended March 31, 2018
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net (loss) income	$(124,752)	$—	$(124,752)	$51,652	$(127,149)	$(75,497)
Adjusted to add (deduct):
Interest expense, net	43,281	—	43,281	21,051	13,692	34,743
Income tax (benefit) expense	(8,428)	—	(8,428)	364	(7,290)	(6,926)
Depreciation and amortization	48,868	—	48,868	14,751	17,975	32,726
EBITDA (Non-GAAP)	$(41,031)	$—	$(41,031)	$87,818	$(102,772)	$(14,954)

Adjusted to add (deduct):
Stock-based compensation expense	$4,347	$—	$4,347	$—	$4,816	$4,816
Acquisition and site closure expenses(7)	28,202	—	28,202	7,135	6,544	13,679
Restructuring and other charges(9)	6,161	—	6,161	—	4,900	4,900
Inventory related charges(6)	334	—	334	—	6,889	6,889
Litigation, settlements and related charges(11)	—	—	—	—	90,099	90,099
Asset impairment charges(8)	76,600	—	76,600	—	53	53
Amortization of upfront payment(10)	36,393	—	36,393	—	—	—
Foreign exchange loss (gain)	5,464	—	5,464	(8,565)	(921)	(9,486)
Gain on sale of international business(12)	(8,818)	—	(8,818)	—	—	—
R&D milestone payments	4,315	—	4,315	1,276	—	1,276
Other	—	—	—	(2,045)	653	(1,392)
Adjusted EBITDA (Non-GAAP)	$111,967	$—	$111,967	$85,619	$10,261	$95,880

(6) For the three months ended March 31, 2019, inventory related charges primarily represents the amortization of the Impax inventory step-up to fair value in purchase accounting. For the three months ended March 31, 2018, inventory related charges primarily represents a reserve for an unfavorable supply arrangement.

(7) Acquisition and site closure expenses for the three months ended March 31, 2019 includes costs related to (i) plant closure and redundant employee costs and (ii) third party costs associated with the combination of Impax and related integration including legal, investment banking, accounting and information technology. For the three months ended March 31, 2018, acquisition and site closure expenses also includes costs associated with the Impax sale of its Middlesex, NJ and Taiwan facilities.

(8) Asset impairment charges for the three months ended March 31, 2019 are primarily associated with the write-off of in process research and development product rights and intangible asset impairment charges primarily related to four products acquired in the Impax combination.

(9) Restructuring and other charges includes employee separation costs associated with the consolidation of sites, as well as the write-off of property, plant, and equipment at those sites.

(10) Amortization of upfront payment represents the amortization of the upfront payment made to Lannett in connection with our Transition Agreement with Levothyroxine.

(11) Litigation, settlements and related charges represents an Impax litigation settlement charge for the three months ended March 31, 2018 related to a settlement of claims with the plaintiffs in the class action antitrust suits related to Solodyn®.

(12) Gain on the sale of international business represents the gain from the sale of our Creo Pharma Holding Limited subsidiary, which comprised the Company's entire operations in the United Kingdom.